Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet - QUICK EASY
IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail

SPRING VALLEY ACQUISITION CORP.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2022.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend;
[https://www.cstproxy.com/svac/sm2022]

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED

CLASS A PROXY CARD

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4A, 4B, 4C, 4D, 4E, 4F, 4G, 4H, 5, 6, and 7.

Please mark your votes like this **X**

Proposal	FOR	AGAINST	ABSTAIN
1. The Merger Agreement Proposal — To approve and adopt the Merger Agreement Proposal.	☐	☐	☐
2. The Domestication Proposal — To approve and adopt the Domestication Proposal.	☐	☐	☐
3. The Organizational Documents Proposal — To approve and adopt the Organizational Documents Proposal.	☐	☐	☐
4A. The Advisory Charter Proposal 4A — To approve and adopt the Advisory Charter Proposal 4A.	☐	☐	☐
4B. The Advisory Charter Proposal 4B — To approve and adopt the Advisory Charter Proposal 4B.	☐	☐	☐
4C. The Advisory Charter Proposal 4C — To approve and adopt the Advisory Charter Proposal 4C.	☐	☐	☐
4D. The Advisory Charter Proposal 4D — To approve and adopt the Advisory Charter Proposal 4D.	☐	☐	☐
4E. The Advisory Charter Proposal 4E — To approve and adopt the Advisory Charter Proposal 4E.	☐	☐	☐
4F. The Advisory Charter Proposal 4F — To approve and adopt the Advisory Charter Proposal 4F.	☐	☐	☐
4G. The Advisory Charter Proposal 4G — To approve and adopt the Advisory Charter Proposal 4G.	☐	☐	☐
4H. The Advisory Charter Proposal 4H — To approve and adopt the Advisory Charter Proposal 4H.	☐	☐	☐
5. The Nasdaq Proposal — To approve and adopt the Nasdaq Proposal.	☐	☐	☐
6. The Long-Term Incentive Plan Proposal — To approve and adopt the Long-Term Incentive Plan Proposal.	☐	☐	☐
7. The Adjournment Proposal — To approve by ordinary resolution the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event, based on the tabulated votes, that there are insufficient votes at the time of the special meeting to approve one or more proposals at the special meeting.	☐	☐	☐

CONTROL NUMBER

Signature________________ Signature, if held jointly________________ Date________, 2022

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders To view the 2022 Proxy Statement and to Attend the Extraordinary General Meeting, please go to: [https://www.cstproxy.com/svac/sm2022] FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED CLASS A PROXY CARD THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPRING VALLEY ACQUISITION CORP. The undersigned appoints Christopher Sorrells and Jeffrey Schramm and each as proxies, each with the power to appoint his substitute, and authorizes each of them, of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Spring Valley Acquisition Corp. held of record by the undersigned at the close of business on [●], 2022 at the Extraordinary General Meeting of Shareholders of Spring Valley Acquisition Corp. to be held on [●], 2022, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED “FOR” PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4A, PROPOSAL 4B, PROPOSAL 4C, PROPOSAL 4D, PROPOSAL 4E, PROPOSAL 4F, PROPOSAL 4G, PROPOSAL 4H, PROPOSAL 5, PROPOSAL 6 AND PROPOSAL 7 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)